SECURED CONVERTIBLE PROMISSORY NOTE

$170,000.00 Date: May 19, 2010

FOR VALUE RECEIVED, GetFugu, Inc., a Nevada corporation (the “Company”) promises to pay to the order of Remington Global Capital, LLC, a Delaware limited liability company, or its designee (“Investor”), at such place as Investor may from time to time designate in writing, the principal sum of US $170,000.00, with interest, as follows:

Interest. The principal balance outstanding from time to time under this Secured Promissory Note (this “Note”), shall bear interest at the lower of 1.0% per month and the maximum rate permitted by law. Provided, however, that during the continuance of any default, or in the event that this Note is not paid in full by June 18, 2010, this Note shall bear interest at the lower of 10.0% per month and the maximum rate permitted by law. Interest shall be compounded monthly, and all accrued interest will be due on the Maturity Date.

Payments. If not sooner paid, the entire unpaid principal balance, interest thereon and any other charges due and payable under this Note shall be due and payable on November 19, 2010 (“Maturity Date”). Company shall have the right to prepay all or any part of the principal balance of this Note at any time without penalty or premium. All payments on this Note shall be first applied to interest, then to reduce the outstanding principal balance hereof.

Full Recourse Note. THIS IS A FULL RECOURSE PROMISSORY NOTE. Accordingly, notwithstanding that Company’s obligations under this Note are secured by the Collateral, in the event of a material default hereunder, Investor shall have full recourse to all the other assets of Company. Moreover, Investor shall not be required to proceed against or exhaust any Collateral, or to pursue any Collateral in any particular order, before Investor pursues any other remedies against Company or against any of Company’s assets.

Security.

Security Interest. As security for the due and prompt payment and performance of all payment obligations under this Note and any modifications, replacements and extensions hereof (collectively, “Secured Obligations”), Company hereby pledges and grants a first priority security interest to Investor in all assets of the Company, whether now owned or hereafter acquired, including without limitation all intellectual property, as more fully set forth on Schedule 1 hereto (collectively, the “Collateral”).

Financing Statement; Further Assurances. Company agrees, concurrently with executing this Note, that Investor may file a UCC-1 financing statement relating to the Collateral in favor of Investor, and any similar financing statements in any jurisdiction in which Investor reasonably determines such filing to be necessary. Company further agrees that at any time and from time to time Company shall promptly execute and deliver all further instruments and documents that Investor may request in order to perfect and protect the security interest granted hereby, or to enable Investor to exercise and enforce its rights and remedies with respect to any Collateral following an event of default.

Default. Following an event of default, Company shall deliver the Collateral, including original certificates or other instruments representing any Collateral, to Investor to hold as secured party, and Company shall, if requested by Investor, execute a securities account control agreement. In addition, Investor shall have all rights of a secured party under the Uniform Commercial Code, including without limitation the right to foreclose on all or any of the Collateral, in any order.

Powers of Investor. Company hereby appoints Investor as Company’s true and lawful attorney-in-fact to perform any and all of the following acts, which power is coupled with an interest, is irrevocable until the Secured Obligations are paid and performed in full, and may be exercised from time to time by Investor in its discretion: To take any action and to execute any instrument which Investor may deem reasonably necessary or desirable to accomplish the purposes of this Section 4(d) and, more broadly, this Note including, without limitation: (i) during the continuance of any default hereunder, to receive, endorse and collect all instruments or other forms of payment made payable to Company representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Note, (ii) to perform or cause the performance of any obligation of Company hereunder in Company’s name or otherwise, (iii) during the continuance of any default hereunder, to liquidate any Collateral pledged to Investor hereunder and to apply proceeds thereof to the payment of the Secured Obligations or to place such proceeds into a cash collateral account or to transfer the Collateral into the name of Investor, all at Investor’s sole discretion, (iv) to enter into any extension, reorganization or other agreement relating to or affecting the Collateral, and, in connection therewith, to deposit or surrender control of the Collateral, (v) to accept other property in exchange for the Collateral, (vi) to make any compromise or settlement Investor deems desirable or proper, and (vii) to execute on Company’s behalf and in Company’s name any documents required in order to give Investor a continuing first lien upon the Collateral or any part thereof.

Conversion.

a. Mechanics of Conversion.

i. At any time on or after the Maturity Date, Holder may from time to time, in its sole and absolute discretion, elect to convert all or any portion of the accrued interest and principal due under this Note into shares of Common Stock of Company, by delivery of a written notice to the Company (the “Conversion Notice”), of the Holder’s election to convert. On the same day on which the Company has received the Conversion Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”) and shall authorize the credit by the Transfer Agent of such aggregate number of Conversion Shares to which the Holder is entitled pursuant to such Conversion Notice to Holder’s or its designee’s balance account with The Depository Trust Company (DTC) Fast Automated Securities Transfer (FAST) Program, through its Deposit/Withdrawal at Custodian (DWAC) system, time being of the essence.

ii. No fractional shares of Common Stock are to be issued upon conversion, but rather the Company shall issue to Holder scrip or warrants in registered form (certificated or uncertificated) which shall entitle Holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. The Holder shall not be required to deliver the original Note in order to effect a conversion hereunder. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Conversion Shares to Holder.

b. If the Company at any time on or after the date of issuance of this Note subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Conversion Shares will be proportionately increased. If the Company at any time on or after such issuance date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section 5(b) shall become effective at the time the subdivision or combination becomes effective.

c. In addition to any adjustments pursuant to Section 5(b) if at any time the Company grants, issues or sells any options, warrants, convertible securities, or rights to purchase stock, options, warrants, securities, or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon conversion of the entire Note held by Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

d. Definitions. For purposes of this Section 5, the following terms shall have the following meanings:

i. “Conversion Price” means $0.004 per share of Common Stock, subject to downward adjustment as provided in this Note.

ii. “Conversion Shares” means the shares of Common Stock of Company issuable upon conversion of all or any portion of this Note. All Conversion Shares will be duly authorized, fully paid, validly issued, non-assessable, and free of preemptive rights or liens of any kind.

e. h. Adjustment. If, at any time while this Note is outstanding, the closing bid price of the Common Stock of the Company on any three or more trading days after the date of this Note is lower than the Conversion Price, the Conversion Price will automatically adjust to such lower price.

f. Subsequent Equity Sales. If the Company, at any time while this Note is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalent entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced (and only reduced) to equal the Base Share Price and the number of Conversion Shares issuable hereunder shall be increased such that the aggregate Conversion Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalent is issued. For purposes of this section, the effective price per share of any issuance in exchange for goods, services, any consideration other than cash paid immediately upon receipt of shares, or as partial or additional consideration in connection with any loan, financing or other transaction, shall be equal to one-half the objectively-determinable fair market value, if any, of good and valuable consideration actually received by Company within 30 days of delivery of shares. Upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Conversion.

g. Conversion Limitation. Notwithstanding any other provision in this Note, at no time may Holder deliver a Conversion Notice if the number of Conversion Shares to be received pursuant to such Conversion Notice, aggregated with all other shares of Common Stock then beneficially (or deemed beneficially) owned by Holder or its affiliates, would result in Holder and its affiliates owning, on the date of delivery of the Conversion Notice, more than 9.99% of all Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, as of any date, the aggregate number of shares of Common Stock into which the Note is convertible within 61 days, together with all other shares of Common Stock then beneficially (or deemed beneficially) owned (as determined pursuant to Rule 13d-3 under the Exchange Act) by Holder and its affiliates (as such term is defined in Rule 12b-2 under the Exchange Act), shall not exceed 9.99% of the total outstanding shares of Common Stock as of such date.

h. Disputes. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the number of Conversion Shares issued or issuable hereunder, the Company shall promptly issue to Holder the number of Conversion Shares that are not disputed and resolve such dispute as follows. The Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two trading days of delivery of the Conversion Notice giving rise to such dispute, as the case may be, to Holder. If Holder and the Company are unable to agree upon such determination or calculation of the Conversion Price or the number of Conversion Shares within three trading days of such disputed determination or arithmetic calculation being submitted to Holder, then the Company shall, within two trading days, submit via facsimile or electronic mail (A) the disputed determination of the Conversion Price or arithmetic calculation to an independent, reputable investment bank or independent registered public accounting firm selected by Holder, which may not be unreasonably withheld or delayed, or (B) the disputed arithmetic calculation to the Company’s independent registered public accounting firm. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and Holder of the results no later than three trading days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

Activity Restrictions. By accepting this Note, and by delivering any Conversion Notice hereunder, Holder agrees that neither Holder nor any of its affiliates will: (i) vote any shares of Common Stock of the Company owned or controlled by it, solicit any proxies, or seek to advise or influence any person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding common stock or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request the Company to amend or waive any provision of this Section.

Additional Terms.

No Waiver. The acceptance by Investor of payment of a portion of any installment when due or an entire installment but after it is due shall neither cure nor excuse the default caused by the failure of Company timely to pay the whole of such installment and shall not constitute a waiver of Investor’s right to require full payment when due of any future or succeeding installments.

Default. Any one or more of the following shall constitute a “default” under this Note: (i) a default in the payment when due of any amount hereunder, (ii) Company’s refusal to perform any material term, provision or covenant under this Note, (iii) the commencement of any liquidation, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Company, (iv) the transfer by Company of any Collateral without being replaced by Collateral in accordance with Section 4(b), and (iv) the levying of any attachment, execution or other process against Company, the Collateral or any material portion thereof.

Default Rights

Upon the occurrence of any payment default Investor may, at its election, declare the entire balance of principal and interest under this Note immediately due and payable. A delay by Investor in exercising any right of acceleration after a default shall not constitute a waiver of the default or the right of acceleration or any other right or remedy for such default. The failure by Investor to exercise any right of acceleration as a result of a default shall not constitute a waiver of the right of acceleration or any other right or remedy with respect to any other default, whenever occurring.

Further, upon the occurrence of any material default, following 5 business days notice from Investor to Company specifying the default and demanded manner of cure for any non-monetary default, Investor shall thereupon and thereafter have any and all of the rights and remedies to which a secured party is entitled after a default under the applicable Uniform Commercial Code, as then in effect. In addition to Investor’s other rights and remedies, Company agrees that, upon the occurrence of default, Investor may in its sole discretion do or cause to be done any one or more of the following:

Proceed to realize upon the Collateral or any portion thereof as provided by law, and without liability for any diminution in price which may have occurred, sell the Collateral or any part thereof, in such manner, whether at any public or private sale, and whether in one lot as an entirety, or in separate portions, and for such price and other terms and conditions as is commercially reasonable given the nature of the Collateral.

If notice to Company is required, give written notice to Company at least ten days before the date of sale of the Collateral or any portion thereof.

Transfer all or any part of the Collateral into Investor’s name or in the name of its nominee or nominees.

Company acknowledges that all or part of foreclosure of the Collateral may be restricted by state or federal securities laws, Investor may be unable to effect a public sale of all or part of the Collateral, that a public sale is or may be impractical and inappropriate and that, in the event of such restrictions, Investor thus may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to its distribution or resale. Company agrees that if reasonably necessary Investor may resort to one or more sales to a single purchaser or a restricted or limited group of purchasers. Investor shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it.

If, in the opinion of Investor based upon written advice of counsel, any consent, approval or authorization of any federal, state or other governmental agency or authority should be necessary to effectuate any sale or other disposition of any Collateral, Company shall execute all such applications and other instruments as may reasonably be required in connection with securing any such consent, approval or authorization, and will otherwise use its commercially reasonable best efforts to secure the same.

The rights, privileges, powers and remedies of Investor shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of any of them. Any waiver, permit, consent or approval of any kind by Investor of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. Any proceeds of any disposition of the Collateral, or any part thereof, may be applied by Investor to the payment of expenses incurred by Investor in connection with the foregoing, and the balance of such proceeds shall be applied by Investor toward the payment of the Secured Obligations.

i. No Oral Waivers or Modifications. No provision of this Note may be waived or modified orally, but only in a writing signed by Investor and Company.

j. Attorney Fees. The prevailing party in any action by Investor to collect any amounts due under this Note shall be entitled to recover its attorneys fees, costs and expenses.

k. Governing Law. This Note has been executed and delivered in, and is to be construed, enforced, and governed according to the internal laws of, the State of Nevada without regard to its principles of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

l. Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Note shall be held to be prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of that provision or the other provisions of this Note.

m. Entire Agreement. This Note contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

GETFUGU, INC.

By:
Richard Jenkins
Chief Executive Officer

By:
Carl Freer
President

Schedule 1

Collateral

All personal and fixture property of every kind and nature including without limitation all of the Company’s right, title, and interest in and to (i) all presently existing and later acquired United States and foreign trademarks, trade names, service marks, copyrights, inventions, patents, patent applications, continuations in part, mask works, trade dress, trade secrets, and all other intellectual property rights, whether or not patentable, copyrighted, made or conceived or reduced to practice, and all modifications and derivative works thereof and all associated goodwill, (ii) all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including receivables), chattel paper (whether tangible or electronic), deposit accounts, letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, money, securities and all other investment property, supporting obligations, contract rights or rights to the payment of money, insurance policies, insurance claims and proceeds, (iii) all general intangibles (including all payment intangibles), (iv) all other assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, (v) all property on the attached Appendix 1, and (vi) all proceeds and products of any of the foregoing.

Appendix 1

(see attached list)